                                                                  EXHIBIT 99.1


                             LETTER OF TRANSMITTAL

             $1,000,000,000 9 1/2% Senior Notes due 2007, Series B
      for Any and All Outstanding 9 1/2% Senior Notes due 2007, Series A

                                      of

                        Comcast Cellular Holdings, Inc.

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00P.M.,
            NEW YORK CITY TIME ON                            , 1997
                            (THE "EXPIRATION DATE")
              UNLESS EXTENDED BY COMCAST CELLULAR HOLDINGS, INC.

                                EXCHANGE AGENT:

                             THE BANK OF NEW YORK



By Hand Or Overnight Delivery:           By Registered or Certified Mail:
The Bank or New York                     The Bank of New York
101 Barclay Street                       101 Barclay Street, 7B
Corporate Trust Services Window          New York, New York 10286
Ground Level                             Attention: Reorganization Section,
Attention: Reorganization Section,                        Odell Romeo
                 Odell Romeo


                         Facsimile Transmissions:
                       (Eligible Institutions Only)
                              (212) 815-6339

                          To Confirm by Telephone
                         or for Information Call:
                              (212) 815-6337

         Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of Instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         The undersigned acknowledges receipt of the Prospectus dated
  , 1997 (the "Prospectus") of Comcast Cellular Holdings, Inc. (the "Company") which, together with this Letter of Transmittal (the "Letter of Transmittal"), describes the Company's offer (the "Exchange Offer") to exchange $1,000 in principal amount of its 9 1/2% Notes due 2007, Series B (the "New Notes") for each $1,000 in principal amount of outstanding 9 1/2% Notes due 2007, Series A (the "Old Notes").

         The terms of the New Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Old Notes for which they may be exchanged pursuant to the Exchange Offer, except that the offering of the New Notes will have been registered under the Securities Act of 1933, as amended, and, therefore, the New Notes will not bear legends restricting the transfer thereof. The undersigned has checked the appropriate boxes below and signed this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer.


         PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL AND THE PROSPECTUS CAREFULLY BEFORE CHECKING ANY BOX BELOW.

         THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THE PROSPECTUS AND THIS LETTER OR TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT.

         List below the Old Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, the Certificate Numbers and Principal Amounts should be listed on a separate signed schedule affixed hereto.

                DESCRIPTION OF OLD NOTES TENDERED HEREWITH


Name(s) and Address(es)        Certificate        Aggregate         Principal
of Registered Holder(s)        Number(s)*         Principal         Amount
(Please fill in)                                  Amount            Tendered**
                                                  Represented
                                                  by Notes*

















                                 Total

---------------
*  Need not be completed by book-entry holders.
** Unless otherwise indicated, the holder will be deemed to have tendered the full aggregate principal amount represented by Old Notes. See Instruction 2.


                                     Page=2

               This Letter of Transmittal is to be used either if certificates for Old Notes are to be forwarded herewith or if delivery of Old Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at The Depository Trust Company ("DTC"), pursuant to the procedures set forth in "The Exchange OfferBook-Entry Transfer" in the Prospectus. Delivery of documents to a book-entry transfer facility does not constitute delivery to the Exchange Agent.

               Unless the context requires otherwise, the term "Holder" for purposes of this Letter of Transmittal means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

               Holders whose Old Notes are not immediately available or who cannot deliver their Old Notes and all other documents required hereby to the Exchange Agent on or prior to the Expiration Date may tender their Old Notes according to the guaranteed delivery procedure set forth in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

/    /   CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED BY BOOK-ENTRY
         TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE DEPOSITORY TRUST COMPANY AND COMPLETE THE FOLLOWING:

         Name of Tendering Institution_______________________________________

         ____________________________________________________________________

         The Depository Trust Company

         Account Number______________________________________________________

         Transaction Code Number_____________________________________________

/    /   CHECK HERE IF TENDERED OLD NOTES ARE BEING DELIVERED PURSUANT TO A
         NOTICE OF GUARANTEED DELIVERY AND COMPLETE THE FOLLOWING:

         Name of Registered Holder(s)________________________________________

         ____________________________________________________________________

         Name of Eligible Institution that Guaranteed Delivery

         ____________________________________________________________________

         If Delivered by Book-Entry Transfer:

         Account Number______________________________________________________

/    /   CHECK HERE IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10
         ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

         Name:_______________________________________________________________

         Address:____________________________________________________________

         ____________________________________________________________________



                                     Page=3

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

               Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to the Company the above-described principal amount of Old Notes. Subject to, and effective upon, the acceptance for exchange of the Old Notes tendered herewith, the undersigned hereby exchanges, assigns and transfers to, or upon the order or, the Company all right, title and interest in and to such Old Notes. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent as the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of the undersigned in connection with the Exchange Offer) to cause the Old Notes to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Notes and to acquire New Notes issuable upon the exchange of such tendered Old Notes, and that, when the same are accepted for exchange, the Company will acquire good and unencumbered title to the tendered Old Notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Notes or transfer ownership of such Old Notes on the account books maintained by the Depository Trust Company.

               The Exchange Offer is subject to certain conditions as set forth in the Prospectus under the caption "The Exchange Offer." The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by the Company), as more particularly set forth in the Prospectus, the Company may not be required to exchange any of the Old Notes tendered hereby and, in such event, the Old Notes not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.

               By tendering, each holder of Old Notes represents to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is such holder, (ii) neither the holder of Old Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive new Notes for its own account in exchange for Old Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Act"). If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledges that it will deliver a prospectus meeting the requirements of the Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Act.


                                     Page=4

               All authority herein conferred or agreed to be conferred shall survive the death, bankruptcy or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered Old Notes may be withdrawn at any time prior to the Expiration Date.

               Unless otherwise indicated under "Special Exchange Instructions," please cause New Notes to be issued, and return any Old Notes not tendered or not accepted for exchange, in the name(s) of the undersigned (and, in the case of Old Notes tendered by book-entry transfer, by credit to the account at DTC). Similarly, unless otherwise indicated under "Special Delivery Instructions", please mail any certificates for Old Notes not tendered or not accepted for exchange (and accompanying documents, as appropriate), and any certificates for New Notes, to the undersigned at the address shown below the undersigned's signature(s). If both "Special Exchange Instructions" and "Special Delivery Instructions" are completed, please cause New Notes to be issued, and return any Old Notes not tendered or not accepted for exchange, in the name(s) of, and deliver any certificates for such Old Notes or New Notes to, the person(s) so indicated (and in the case of Old Notes tendered by book-entry transfer, by credit to the account at DTC so indicated). The undersigned recognizes that the Company has no obligation, pursuant to the "Special Exchange Instructions," to transfer any Old Notes from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Old Notes so tendered.



SPECIAL EXCHANGE INSTRUCTIONS                                        SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 3, 4 and 9)                                        (See Instructions 3 and 9)
To be completed ONLY if certificates for                             To be completed ONLY if certificates for
New Notes are to be issued, or beneficial                            Old Notes not tendered or not accepted for
interests in certificates representing New                           exchange, or certificates for New Notes,
Notes are to be recorded, or certificates for                        are to be mailed to someone other than the
Old Notes not tendered or not accepted for                           undersigned, or to the undersigned at an
exchange are to be issued, or beneficial                             address other than that shown below the
interests in global securities representing                          undersigned's signature(s).
Old Notes not accepted for exchange are to
be recorded, in the name of someone other
than the undersigned.

Issue  [ ]  certificates for New Notes                               Mail [ ] certificates for Old Notes to:
            in name of:

Record [ ]  beneficial interests in                                       [ ] certificates for New Notes to:
            certificates representing
            New Notes to DTC account
            of:

Issue  [ ]  certificates for Old Notes                               Name____________________________________
            to:                                                                  (Please Print)

Record [ ]  beneficial interests in Old                              Address_________________________________
            Notes to DTC account of:
                                                                     ________________________________________
                                                                                    (Zip Code)
Name____________________________________
            (Please Print)

Address_________________________________

________________________________________
                (Zip Code)

________________________________________
       (Taxpayer Identification No.)


                                     Page=5

                         TENDERING HOLDER(S) SIGN HERE


_____________________________________________________________________________

_____________________________________________________________________________
                           Signature(s) of Holder(s)

Dated:______________________________, 199_

(Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for Old Notes or by any person(s) authorized to become registered holder(s) by endorsements and documents transmitted herewith or, if the Old Notes are held of record by DTC, the person in whose name such Old Notes are registered on the books of DTC. If signature by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of such person.) See Instruction 3.

Name(s):_____________________________________________________________________

_____________________________________________________________________________
                                (Please Print)

Capacity (full title):_______________________________________________________

Address:_____________________________________________________________________

_____________________________________________________________________________
                             (Including Zip Code)

Area Code and Telephone No.__________________________________________________

_____________________________________________________________________________
                            Tax Identification No.



                           GUARANTEE OF SIGNATURE(S)
                       (If Required--See Instruction 3)

Authorized Signature:

Name:________________________________________________________________________

Title:_______________________________________________________________________

Address:_____________________________________________________________________

Name of Firm:________________________________________________________________

Area Code and Telephone No.__________________________________________________

Dated:_____________________, 199_


                                     Page=6

                                 INSTRUCTIONS

                   Forming Part of the Terms and Conditions
                             of the Exchange Offer

               1 Delivery of this Letter of Transmittal and Certificates. Certificates for all physically delivered Old Notes or confirmation of any book-entry transfer to the Exchange Agent's account at The Depository Trust Company of Old Notes tendered by book-entry transfer, as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile thereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at any of its addresses set forth herein on or prior to the Expiration Date.

               The method of delivery of this Letter of Transmittal, the Old Notes and any other required documents is at the election and risk of the holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.

               Holders whose Old Notes are not immediately available or who cannot deliver their Old Notes and all other required documents to the Exchange Agent on or prior to the Expiration Date or comply with book-entry transfer procedures on a timely basis may tender their Old Notes pursuant to the guaranteed delivery procedure set forth in the Prospectus under "The Exchange Offer-Guaranteed Delivery Procedures." Pursuant to such procedure:
(i) such tender must be made by or through an Eligible Institution (as defined therein); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from such Eligible Institution, a letter, telegram or facsimile transmission setting forth the name and address of the tendering holder, the names in which such Old Notes are registered, and, if possible, the certificate numbers of the Old Notes to be tendered; and (iii) all tendered Old Notes (or a confirmation of any book-entry transfer of such Old Notes into the Exchange Agent's account at The Depository Trust Company) as well as this Letter of Transmittal and all other documents required by this Letter of Transmittal must be received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission, all as provided in the Prospectus under the caption "The Exchange Offer-Guaranteed Delivery Procedures."

               No alternative, conditional, irregular or contingent tenders will be accepted. All tendering holders, by execution of this Letter of Transmittal (or facsimile thereof), shall waive any right to receive notice of the acceptance of the Old Notes for exchange.


                                     Page=7

               2 Partial Tenders; Withdrawals. Tenders of Old Notes will be accepted in all denominations of $1,000 and integral multiples in excess thereof. If less than the entire principal amount of Old Notes evidenced by a submitted certificate is tendered, the tendering holder must fill in the principal amount tendered in the box entitled "Principal Amount Tendered." A newly issued certificate for the principal amount of Old Notes submitted but not tendered will be sent to such holder as soon as practicable after the Expiration Date. All Old Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

               Tenders of Old Notes pursuant to the Exchange Offer are irrevocable, except that Old Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date. To be effective, a written, telegraphic or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent. Any such notice of withdrawal must specify the person named in the Letter of Transmittal as having tendered Old Notes to be withdrawn, the certificate numbers of the Old Notes to be withdrawn, the principal amount of Old Notes delivered for exchange, a statement that such a holder is withdrawing its election to have such Old Notes exchanged, and the name of the registered holder of such Old Notes, and must be signed by the holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Company that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Notes being withdrawn. The Exchange Agent will return the properly withdrawn Old Notes promptly following receipt of notice of withdrawal. If Old Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawn Old Notes or otherwise comply with The Depository Trust Company's procedures.

               3 Signature on this Letter of Transmittal; Written Instruments and Endorsements; Guarantee of Signatures. If this Letter of Transmittal is signed by the registered holder(s) of the Old Notes tendered hereby, the signature must correspond with the name(s) as written on the face of certificates without alteration, enlargement or any change whatsoever.

               If any of the Old Notes tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

               If a number of Old Notes registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of Old Notes.


                                     Page=8

               When this Letter of Transmittal is signed by the registered holder or holders of Old Notes listed and tendered hereby, no endorsements of certificates or separate written instruments of transfer or exchange are required unless New Notes issued in exchange therefor are to be issued, or Old Notes not tendered or not exchanged are to be returned in the name of any person other than the registered holder(s). Signatures on any such certificates or separate written instruments of transfer or exchange must be guaranteed by an Eligible Institution.

               If this Letter of Transmittal is signed by a person other than the registered holder or holders of the Old Notes listed, such Notes must be endorsed or accompanied by separate written instruments of transfer or exchange in form satisfactory to the Company and duly executed by the registered holder, in either case signed exactly as the name or names of the registered holder or holders appear(s) on the Old Notes.

               If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company of their authority so to act must be submitted.

               Endorsements on certificates or signatures on separate written instruments of transfer or exchange required by this Instruction 3 must be guaranteed by an Eligible Institution.

               Signatures on this Letter of Transmittal need not be guaranteed by an Eligible Institution, provided the Old Notes are tendered: (i) by a registered holder of such Old Notes and the certificates for New Notes to be issued in exchange therefor are to be issued (or any untendered amount of Old Notes are to be reissued) to the registered holder and such holder has not completed the instruction entitled "Special Exchange Instructions" or "Special Delivery Instructions"; or (ii) for the account of any Eligible Institution.

               4 Transfer Taxes. The Company shall pay all transfer taxes, if any, applicable to the transfer and exchange of Old Notes to it or its order pursuant to the Exchange Offer. If, however, New Notes are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered hereby, or if a transfer tax is imposed for any reason other than the transfer of Old Notes to the Company or its order pursuant to the Exchange Offer, the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the registered tendering holder. If satisfactory evidence of payment of such taxes or exception therefrom is not submitted herewith the amount of such transfer taxes will be billed directly to such registered tendering holder.


                                     Page=9

               Except as provided in this Instruction 4, it will not be necessary for transfer tax stamps to be affixed to the Old Notes listed in this Letter of Transmittal.

               5 Waiver of Conditions. The Company reserves the absolute right to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.

               6 Mutilated, Lost, Stolen or Destroyed Notes. Any holder whose Old Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated below for further instructions.

               7 Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus and this Letter of Transmittal, may be directed to the Exchange Agent at the address and telephone number set forth below. In addition, all questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to 1500 Market Street, Philadelphia, Pennsylvania 19102. Attention: Kelley Claypool, (215) 665-1700.

               8 Irregularities. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal or Old Notes will be resolved by the Company, whose determination will be final and binding. The Company reserves the absolute right to reject any or all Letters of Transmittal or tenders that are not in proper form or the acceptance of which would, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any irregularities or conditions of tender as to the particular Old Notes covered by any Letter of Transmittal or tendered pursuant to such letter. None of the Company, the Exchange Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification. The Company's interpretation of the terms and conditions of the Exchange Offer shall be final and binding.

               9 Special Exchange and Delivery Instructions. If certificates representing New Notes are to be issued in the name of, or any Old Notes not tendered or not accepted for exchange are to be issued or to be returned to, a person other than the person(s) signing this Letter of Transmittal or any certificates for New Notes or Certificates for Old Notes not tendered or not accepted for exchange are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. A holder in whose name such Old Notes are registered on the books of DTC may request that Old Notes not accepted for exchange be credited to such account maintained at DTC as such holder may designate under "Special Exchange Instructions." If no such instructions are given, such Old Notes not accepted for exchange will be returned by crediting the account at DTC.

               10 Definitions. Capitalized terms used in this Letter of Transmittal and not otherwise defined have the meanings given in the Prospectus.

               IMPORTANT: This Letter of Transmittal or a facsimile thereof (together with certificates for Old Notes or confirmation of book-entry transfer and all other required documents) or a Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Expiration Date.


                                     Page=10